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                                EXHIBIT 3.06
                               --------------



                  AMENDING AGREEMENT TO PURCHASE AND SELL
                          DATED SEPTEMBER 30, 1999




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            AMENDING AGREEMENT TO AGREEMENT OF PURCHASE AND SALE
                          CESSFORD AREA - ALBERTA


     THIS AMENDING AGREEMENT is made effective the 30th day of September, 1999.

BETWEEN:
          STARROCK RESOURCES LTD., a body corporate having an office at Calgary, Alberta (herein the "Vendor")
                                  - and -
     PROMAX ENERGY INC., a body corporate having an office at Calgary, Alberta (herein the "Purchaser")

     WHEREAS the Vendor and Purchaser entered into an Agreement of Purchase and Sale dated March 19, 1999 (the "Original Agreement") whereby the Vendor agreed to sell Assets, completing the sale of the Initial Interest and granting the Purchaser the right to acquire the Option Interest in five successive annual options pursuant to Article 2.05 of the Original Agreement, (the terms "Assets," "Initial" and "Option Interest" having the meaning as defined in the Original Agreement);

     AND WHEREAS the Vendor and Purchaser amended the Original Agreement by a Revised Agreement of Purchase and Sale dated August 31, 1999 (the "Amended Agreement"), which Amended Agreement has been cancelled in its entirety by the Vendor pursuant to Article 3.02 thereof as a result of a default of the Purchase pursuant to Article 3.01 (e) thereof;

     AND WHEREAS the Vendor and Purchaser continue to be bound by the terms of the Original Agreement, the Vendor remains the beneficial owner of the Option Interest and the Purchaser has not yet elected to exercise any of the annual options granted pursuant to Article 2.05 of the Original Agreement;

     AND WHEREAS the Parties intend that the sale of the Property, hereinafter defined shall take place pursuant to and in accordance with the provisions of Section 85 of the Income Tax Act (Canada) (the "Act");


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     NOW THEREFORE in consideration of the mutual covenants herein contained and set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, each Party hereby agrees as follows:


                                 ARTICLE 1

                                DEFINITIONS
                                -----------

1.01 For the purpose of this Agreement:

     (a) "Agreement", "herein", "hereto", "hereof' and similar expressions refer to thisAmending Agreement, including the recitals to this agreement, and not to anyparticular article, section, subsection or other subdivision of this agreement, and includes every agreement varying, modifying, amending or supplementing this agreement;

     (b)  "Effective Time" shall be noon on the date first above written;

     (c) "Elected Amount" shall mean the total sum of $ 1 .00 elected by the Vendor and thePurchaser pursuant to Section 4.0 I hereof;

     (d) "Closing Date" shall mean noon on December 3 1, 1999, or such other time and date as may be agreed to by the Parties;

     (e) "Exchange Shares" shall mean 11 ,828,847 Common Shares in the capital stock of the Purchaser at a price of $0.45 per share to be issued by the Purchaser to the Vendor as full payment and satisfaction of the Purchase Price;

     (f) "Fair Market Value of the Property" shall mean the purchase price of $5,322,981 .30 which the Parties bona fide agree represents the fair market value of the Property;

     (g) "Party" shall mean either of Starrock Resources Ltd. or Promax Energy Inc., and"Parties" shall mean both of such corporations; and

     (h) "Property" shall be an undivided 70% interest in the Petroleum and Natural Gas Rights and shall have the same meaning as the term "Option Interest" as defined in Article 1.01 of the Original Agreement.

1.02 The headings of articles and clauses herein are inserted for convenience of reference only and shall not affect or be considered in the construction or interpretation of the provisions hereof.

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1.03      In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders.1.04 Unless the context otherwise requires, where capitalized terms defined in the Original Agreement are used here without definition, the definitions set out therein shall apply to this Agreement.

                                 ARTICLE II
                              SALE OF PROPERTY
                             -----------------

2.01 The Vendor hereby sells to the Purchaser, and the Purchaser hereby accepts the Vendor, all of the Vendor's right and interest in and to the Property for the

 2.02 The Purchaser shall satisfy the Purchase Price in full by issuing and delivering to theVendor the Exchange Shares which shall be registered in the name of the Vendor, such that theVendor shall own the legal and beneficial interest in the Exchange Shares upon such delivery.

                                ARTICLE III
                             FURTHER ASSURANCES
                            --------------------

          3.01 This Agreement is intended to and shall operate as an actual conveyance, assignmentand transfer of the Property from the Vendor to the Purchaser, and the Purchaser shall own the legal and beneficial right, title and interest in and to the Property as of the Effective Time. The
Vendor shall execute all documents and shall do all such other acts and things which are convenient or necessary and which counsel may advise to fully effect the intention of this Agreement and to fully vest the legal and beneficial right, title and interest in and to the Property in the Purchaser.


                                 ARTICLE IV
                             S. 85(1) ELECTION
                            -------------------

4.01 In order to carry out the intention of the sale herein, the Vendor and the Purchaser agree to jointly elect, and the Vendor shall file in the prescribed form and within the prescribed time under Subsection 85(6) of the Act and under the corresponding sections of any applicable provincial statute, an agreed amount in respect of the transfer of the Property equal to the Elected Amount as set out in Schedule " A " hereto, which Elected Amount shall be, pursuant to Subsection 85( I ) of the Act, the Vendor's proceeds of disposition and the Purchaser's cost of the Property.


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                                 ARTICLE V
                            CONDITION PRECEDENT
                           ----------------------

5.01 The Vendor is aware that the Purchaser must obtain regulatory approval to issue the exchange Shares on or before the Closing Date. The Vendor is prepared to accept a one year holdperiod if this is a regulatory condition of the issuance of the Exchange Shares. If a greater holdperiod is contemplated or if regulatory approval to issue the Exchange Shares is not obtained prior to the Closing Date, the Vendor shall be entitled to rescind this Agreement by notice to the Purchaser in which case this Agreement shall be null and void and of no further force and effect. In this event, the Parties shall remain subject to, and entitled to the benefit of the terms and conditions of the Original Agreement.

                                 ARTICLE VI
                             CLOSING PROCEDURE
                            -------------------

6.0l      As soon as is reasonably practical before or on the Closing Date:

          (a) the Purchaser shall issue the Exchange Shares in the name of the Vendor. and

          (b) the Vendor and the Purchaser shall jointly complete the election form as required bySubsection 85( 1 ) of the Act and the Vendor shall file the election form with Revenue Canada within the time prescribed by the Act.

6.02 Each Party shall have no entitlement to and shall not assign any interest in this Agreement.

6.03 This Agreement shall enure to the benefit of and shall be binding on and enforceable by each Party and it's respective successors and assigns.

6.04 No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

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6.05      Except as amended by this Agreement, in all other respects the parties confirm the terms and conditions of the Original Agreement.

     IN WITNESS WHEREOF each Party has executed this Agreement as of Nov.
3/99.




                                     STARROCK RESOURCES LTD.

                                     Per:
                                         -------------------------------


                                     PROMAX ENERGY INC.

                                     Per:
                                         -------------------------------


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